EXHIBIT 13





                          SUBSCRIPTION




                                       March 23, 1993




TO: Board of Directors
    USAA Mutual Fund, Inc.
    USAA Building
    San Antonio, TX  78288


Dear Sir:

    The undersigned hereby subscribes to 10 shares of the Short-Term Bond Fund and 10 shares of the Growth & Income Fund series one cent par value, of USAA Mutual Fund, Inc. at a price of $10.00 per share and agrees to pay therefore upon demand, cash in the amount of $100 to the named Funds.

                                       Very truly yours,

                                       USAA INVESTMENT MANAGEMENT
                                           COMPANY


                                       /s/ Michael J. C. Roth
                                       -----------------------
                                       BY:  MICHAEL J. C. ROTH
                                       President









                                       March 23, 1993




USAA Mutual Fund, Inc.
USAA Building
San Antonio, TX  78288


Gentlemen:

    In connection with your sale to us today of ten (10) shares of capital stock representing interests in the Short-Term Bond Fund and ten (10) shares of capital stock representing interests in the Growth & Income Fund, we understand that: (i) the Shares have not been registered under the Securities Act of 1933, as amended (the "1933 Act"); (ii) your sale of the Shares to us is made in reliance on such sale being exempt under Section 4(2) of the 1933 Act as not involving any public offering; and (iii) in part, your reliance on such exemption is predicated on our representation, which we hereby confirm, that we are acquiring the Shares for investment for our own account as the sole beneficial owner thereof, and not with a view to or in connection with any resale or distribution of the shares or of any interest therein. We hereby agree that we will not sell, assign or transfer the Shares or any interest therein, except upon repurchase or redemption by the Company, unless and until the Shares have been registered under the 1933 Act or you have received an opinion of your counsel indicting to your satisfaction that said sale, assignment or transfer will not violate the provisions of the 1933 Act or any rules or regulations promulgated thereunder.

                                       Very truly yours,

                                       USAA INVESTMENT MANAGEMENT
                                          COMPANY



                                       By:  /s/ Michael J. C. Roth
                                       ----------------------------
                                       MICHAEL J. C. ROTH
                                       President